Exhibit 99.3

CONSENT

THIS CONSENT (this “Consent”), dated as of June 01, 2009, by and between CELLU TISSUE-CITYFOREST LLC, a Minnesota limited liability company (the “Borrower”) and ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

RECITALS

WHEREAS, the Borrower and the Bank entered into that certain Consent (the “May Consent”), dated as of May 26, 2009, pursuant to which Bank consented to the issuance of the New Senior Secured Notes (as defined in the May Consent) by Cellu Tissue Holdings, Inc. (Cellu Tissue) on the terms described in the Background Information described therein;

WHEREAS, the Borrower and the Bank are parties to that certain Amended and Restated Reimbursement Agreement, dated as of March 21, 2007 (as amended, restated, modified or otherwise supplemented from time to time, the “Reimbursement Agreement”) as well as mortgages, security agreements, and other documents relating to the Reimbursement Agreement pursuant to which the Bank has a first priority security interest (the “Bank Liens”) in all of the property and assets of the Borrower, including a first priority mortgage lien on certain real property of the Borrower located in Ladysmith, Wisconsin (the “Ladysmith Property”, and together with all of the other assets and property of the Borrower, the “Borrower Property”);

WHEREAS, Cellu Tissue’s existing 9¾% Senior Secured Notes due 2010, which are to be refinanced by the New Senior Secured Notes (the “Refinancing”), pursuant to the indenture, mortgages, security agreements and other collateral documents relating thereto, and the guarantees thereunder, including the guarantee of the Borrower, are secured by liens on the Borrower Property (including a mortgage on the Ladysmith Property) in favor of the Bank of New York Mellon Trust Company, N.A. as Collateral Agent (the “Existing Notes Liens”);

WHEREAS, the Cellu Tissue Credit Facility (as defined in the Reimbursement Agreement) is secured by the Borrower Property including a mortgage in favor of JPMorgan Chase Bank, N.A. encumbering the Ladysmith Property (the “Existing Credit Facility Liens”);

WHEREAS, the Bank’s liens and security interests in the Borrower Property (including the Bank’s mortgage on the Ladysmith Property) are senior in priority to the Existing Notes Liens and the Existing Credit Facility Liens;

WHEREAS, in connection with the Refinancing, the New Senior Secured Notes, and the guarantees thereunder, including the guarantee of the Borrower, will be secured by liens on the Borrower Property (including a mortgage on the Ladysmith Property) in favor the Bank of New York Mellon Trust Company, N.A. (the “New Senior Secured Notes Liens”);

NOW, THEREFORE, in consideration of the forgoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       The Borrower hereby represents that (i) the New Senior Secured Notes Liens will be on substantially the same terms as the Existing Notes Liens; (ii) any amendments to the agreements governing the Existing Credit Facility Liens in connection with Refinancing will not materially change the terms of the Existing Credit Facility Liens and will not adversely affect or impair the Bank Liens or the priority of the Bank Liens; (iii) the New Senior Secured Notes Liens, and any amendments to the agreements governing the Existing Note Liens in connection with the Refinancing will not materially change the terms of the Existing Note Liens and will not adversely affect or impair the Bank Liens or the priority of the Bank Liens.

2.                                       The Bank hereby consents to (a) the creation and perfection of the New Senior Secured Notes Liens, (b) the granting by Borrower of a mortgage encumbering the Ladysmith Property in favor of The Bank of New York Mellon Trust Company, N.A. (c) the prior granting by Borrower of a mortgage encumbering the Ladysmith Property in favor of JPMorgan Chase Bank, N.A. and (d) the amendments to the agreements governing the Existing Credit Facility Liens (including an amendment to the existing mortgage in favor of JPMorgan Chase Bank, N.A. encumbering the Ladysmith Property) in connection with the Refinancing.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

CELLU TISSUE-CITYFOREST LLC

By:	/s/ David J. Morris
	Name:	David J. Morris
	Title:	Chief Financial Officer

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Paul Way
	Name:	Paul Way
	Title:	Senior Vice President